UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported) is September 22, 2005

                          OneSource Technologies, Inc.
                          ----------------------------
             (Exact Name of Registrant as Specified in its Charter)



             Delaware                   000-30969            65-0691963
  ------------------------------       ----------            ------------
 (State or other jurisdiction of      (Commission           (IRS Employer
 incorporation or jurisdiction)       File Number)       Identification Number)


   15730 N. 83rd Way, Suite 104, Scottsdale, Arizona                   85260
   -------------------------------------------------                   -----
       (Address of principal executive office)                      (Zip Code)


       Registrant's telephone number, including area code: (800) 279-0859


Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT


Item 8.01     Other Events.

     OneSource Technologies Inc. ("the Company") today announced that the merger discussions with First Technology Capital, Inc. ("FTC") have been terminated and abandoned. This transaction, if it had been completed, would have provided bridge financing to the Company, precedent to the sourcing of additional capital, and would have resulted in the merger of certain divisions of FTC with the existing operations of the Company. Also, as part of the transaction, certain OneSource insider debt obligations would have been converted to equity.

     Concurrent with the termination of the merger discussions, Comerica Bank which had issued a notice of default to the Company on September 12, 2005 has called its loans and pursuant to a Complaint filed by Comerica Bank with the Superior Court of the State of Arizona, the Court has appointed a Receiver to take possession of the assets of the Company that represents Comerica's collateral.

     Given the current circumstances, no assurances can be given that the Company can arrange any alternative financing to satisfy its current or longer term operating requirements, and the ability of OneSource to continue operations is doubtful.

     A copy of the press release issued by the Company announcing the events discussed above is attached as Exhibit 99.1 and is incorporated herein by reference.


Item 9.01.     Financial Statements and Exhibits.

Exhibit No.    Item

   99.1        Press Release dated September 28, 2005



                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          ONESOURCE TECHNOLOGIES, INC.


Dated:  September 28, 2005           By:  /s/ Leonard J. Ksobiech
                                          -------------------------------
                                          Leonard J. Ksobiech
                                          Chief Financial Officer